CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bezubee Limited

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Bezubee Limited of our report on the financial statements of Bezubee Limited for the year ended March 31, 2015 and 2014, for the six month period ended September 30, 2015 and 2014. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

 /s/AJSH & Co.

AJSH & Co.

New Delhi, India

December 15, 2015